Exhibit 10.19

AMENDED AND RESTATED PROMISSORY NOTE

SECURED BY DEED OF TRUST

AND STOCK PLEDGE AGREEMENT

(Amended as of April 25, 2001)

NOTICE:  THIS PROMISSORY NOTE PROVIDES FOR A BALLOON PAYMENT.

$250,000.00	Mountain View, California
September 27, 2000

For value received, the undersigned, WARREN C. PRATT (“Employee”) and ELIZABETH PRATT (collectively, “Borrower”) jointly and severally promise to pay to SILICON GRAPHICS, INC., a Delaware corporation (“SGI”), or order, at 1600 Amphitheatre Pkwy. Mountain View, California 94043, or such other place as SGI may designate in writing from time to time, in lawful money of the United States of America, without abatement, demand, deduction, setoff or counterclaim (except as provided in Paragraph 5), the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), together with interest thereon at the rate of six and seventy-five hundredths percent (6.75%) per annum, compounded annually, from the date first set forth above (“Effective Date”) until all principal, interest and other charges under this Promissory note are paid in full.

1.             Payments.  All outstanding principal and accrued interest under this Promissory note shall be due and payable on the Due Date (as defined below).  Interest shall be computed based upon a three hundred sixty (360) day year and thirty (30) day month.  Every payment received by SGI with respect to this Promissory note shall be applied as follows: first, to the payment of any late charges; second, to the payment of accrued but unpaid interest; and, third, to the payment of the outstanding principal balance of this Promissory Note.  Notwithstanding the foregoing, outstanding principal and accrued interest under this Promissory Note shall be due and payable prior to the Due Date to the extent of fifty percent (50%) of the sales proceeds payable to Borrower in connection with the sale of any Shares (as defined below); provided, however, if SGI’s employment of Employee shall terminate or cease for any reason, whether voluntary or involuntary, and whether with or without cause, or if Borrower shall be in default hereunder, outstanding principal and accrued interest under this Promissory Note shall be due and payable prior to the Due Date to the extent of one hundred percent (100%) of these proceeds payable to Borrower in connection with the sale of any such Shares.  In no event shall the preceding sentence be deemed a limit of SGI’s recourse or Borrower’s liability under this Promissory Note.  Borrower may prepay the principal amount outstanding under this Promissory Note in whole or in part at any time without penalty.

2.             Due Date.  The “Due Date” shall be the earlier of (i) thirty (30) days after the date of termination or cessation of SGI’s employment of Employee, whether voluntarily or involuntarily, and whether with or without cause, (ii) the date that Borrower sells, leases, transfers or otherwise conveys all or any interest in the New Residence (as defined below), or (iii) the fifth (5th) anniversary of the date first set forth above.

3.             Purpose of Loan.  Borrower acknowledges and agrees that SGI is making this loan to Borrower for the express purpose of facilitating Employee’s relocation to the area of SGI’s corporate headquarters located in Mountain View, California.  Borrower represents and warrants to SGI that Borrower will use all proceeds of this Promissory Note for purposes of purchasing Borrower’s new principal residence located at (address omitted) (“New Residence”).

4.             Default.  In the event that Borrower fails to timely pay any amount or perform any other obligation of Borrower under this Promissory Note, the Deed of Trust (as defined below), the Pledge Agreement (as defined below), that certain Promissory  Note of even date herewith in the principal sum of $250,000.00 or any other agreement or instrument now or hereafter executed by Borrower to evidence or secure the performance of Borrower’s obligations thereunder, SGI may, at its option, declare the entire principal sum under this Promissory Note immediately due and payable.  In the event that SGI exercises this option, or the principal balance of this Promissory Note otherwise becomes due and payable, all principal then outstanding under this Promissory Note shall thereafter bear simple interest at the lesser of ten percent (10%) per annum or the maximum rate permitted by law.  Failure to exercise this option shall not constitute a waiver of SGI’s right to exercise the same with respect to any prior or subsequent defaults.

5.             Right to Offset.  Borrower will have the right to deduct or offset from or against amounts payable by Borrower to SGI under this Promissory Note (1) amounts due but not yet paid by SGI to Borrower under the letter agreement between Borrower and SGI dated April 25, 2001, relating to forgiveable loan advances in an aggregate amount of up to $5,000,000, or (2) to the extent not paid by SGI when due, the amount of the tax gross-up to be provided by SGI under paragraph 9 of the Promissory Note for a forgiveable loan in the principal amount of $500,000 dated September 27, 2000 and amended as of April 25, 2001.

6.             Security.  Borrower’s obligations under this Promissory Note are secured by (i) that certain Deed of Trust with Assignment of Rents of even date herewith (“Deed of Trust”) encumbering the New Residence, as more particularly described in the Deed of Trust, and (ii) that certain Pledge Agreement of even date herewith (“Pledge Agreement”) encumbering Borrower’s right, title and interest in and to certain stock options and other pledged collateral, as more particularly described in the Pledge Agreement (“Pledged Collateral”).

7.             Due on Sale.  The Deed of Trust provides as follows:

If the trustor shall sell, convey or alienate said property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the beneficiary being first had and obtained, beneficiary shall have the right, at its option, except as prohibited by law, to declare any indebtedness or obligations secured hereby, irrespective of the maturity date specified in any not evidencing the same, immediately due and payable.

8.             Attorneys’ Fees.  In the event any legal action or proceeding is required to enforce or interpret any provision of this Promissory Note, Borrower shall pay to SGI upon demand all costs of collection and reasonable attorneys’ fees incurred by SGI in connection therewith.

9.             Tax Liability.  Borrower understands and agrees that any and all income tax liability to Borrower resulting from this Promissory Note shall be the sole responsibility of Borrower.

10.           Miscellaneous.  If any provision of this Promissory Note shall be invalid or unenforceable for any reason, the same shall be ineffective, but the remainder of this Promissory Note shall not be affected thereby and shall remain in full force and effect. Time is of the essence of each and every obligation of Borrower hereunder.  Presentment and demand for payment, notice of dishonor, protest and notice of protest are hereby waived by Borrower.  If the due date for any payment under this Promissory Note falls on a Saturday, Sunday or legal holiday, then such due date shall be extended to the next business day.  None of the terms or provisions of this Promissory note may be waived, altered, modified or amended except by a writing signed by SGI and Borrower.  The provisions of this Promissory Note shall be governed by California law.  The covenants, terms and conditions hereof shall bind the heirs, successors and assigns of Borrower and shall insure to the benefit of the successors and assigns of SGI.

IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date first set forth above.

BORROWER:

/s/ WARREN C. PRATT
WARREN C. PRATT

/s/ ELIZABETH PRATT
ELIZABETH PRATT

Amendment Agreed and Accepted by SGI:

By:	/s/ SANDRA ESCHER
Sandra Escher
Senior Vice President and General Counsel